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                                                                    Exhibit 21.1


                        SUBSIDIARIES OF D.R. HORTON, INC.

                           As of September 30, 2000

                                          STATE OF
                                       INCORPORATION          DOING BUSINESS
      NAME                            OR ORGANIZATION               AS
----------------------------------  --------------------   -------------------
C. Richard Dobson Builders, Inc.       Virginia              Dobson Builders
CH Investments of Texas, Inc.          Delaware
CH Mortgage Company                    Colorado
CH Mortgage Company GP, Inc.           Delaware
CH Mortgage Company LP, Inc.           Delaware
CH Mortgage Company I, Ltd.            Texas Limited
                                       Partnership
CHI Construction Company               Arizona
CHTEX of Texas, Inc.                   Delaware
Century Title Agency, Inc.             Arizona
Continental Homes, Inc.                Delaware
Continental Homes of Florida, Inc.     Florida               Continental Homes
Continental Homes of Texas, L.P.       Texas                 Milburn Homes
                                                             Continental Homes
Continental Residential, Inc.          California            Continental Homes
Continental Traditions, LLC            Arizona Limited       Continental Homes
                                       Liability Corporation
Custom Title, LLC                      Maryland Limited
                                       Liability Corporation
D.R. Horton, Inc. - Birmingham         Alabama               Regency Homes
D.R. Horton, Inc. - Chicago            Delaware
D.R. Horton, Inc. - Denver             Delaware              Trimark Communities
D.R. Horton, Inc. - Greensboro         Delaware              Arappco Homes
D.R. Horton, Inc. - Louisville         Delaware              Mareli Development
                                                               & Construction
D.R. Horton, Inc. - Los Angeles        Delaware
D.R. Horton, Inc. - Minnesota          Delaware              Joe Miller Homes
D.R. Horton, Inc. - New Jersey         Delaware              SGS Communities
D.R. Horton, Inc. - Portland           Delaware              RMP Properties
D.R. Horton, Inc. - Sacramento         California
D.R. Horton, Inc. - San Diego          Delaware
D.R. Horton, Inc. - Torrey             Delaware              Torrey
D.R. Horton Los Angeles Holding
   Company, Inc.                       California
D.R. Horton Management Company, Ltd.   Texas Limited
                                       Partnership
D.R. Horton San Diego Holding
   Company, Inc.                       California
D.R. Horton - Texas, Ltd.              Texas Limited
                                       Partnership
DHI Ranch, Ltd.                        Texas Limited
                                       Partnership
DRH Cambridge Homes, Inc.              California

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DRH Cambridge Homes, LLC               Delaware
DRH Construction, Inc.                 Delaware
DRH Mortgage LLC                       Texas
DRH Properties, Inc.                   Arizona
DRH Realty Company, Inc.               California
DRH Southwest Construction, Inc.       California
DRH Title Company of Colorado, Inc.    Colorado
DRH Title Company of Florida, Inc.     Florida
DRH Title Company- Minnesota, Inc.     Delaware
DRH Title Company - Southeast, Inc.    Delaware
DRH Title Company of Texas, Ltd.       Texas Limited
                                       Partnership
DRH Tucson Construction, Inc.          Delaware
DRHI, Inc.                             Delaware              D.R. Horton
Desert Ridge Phase I Partners          Arizona
Encore II, Inc.                        Arizona
Encore Venture Partners, L.P.          Delaware
Encore Venture Partners II
     (Texas), L.P.                     Delaware
Encore Venture Partners II
      (California), L.P.               Delaware
GP-Encore, Inc.                        Arizona
Grand Realty Incorporated              New Jersey
KDB Homes, Inc.                        Delaware              Continental Homes
Meadows I, Ltd.                        Delaware
Meadows II, Ltd.                       Delaware
Meadows IV, Inc.                       Texas
Meadows V, Ltd.                        Delaware
Meadows VIII, Ltd.                     Delaware
Meadows IX, Inc.                       New Jersey
Meadows X, Inc.                        New Jersey
Metro Title, LLC                       Virginia Limited
                                       Liability Corporation
Millwood JV II                         Texas                 Continental Homes
                                                             Milburn Homes
Missouri Meadows, Ltd.                 Missouri
Paseo Del Sol 4000, LLC                California            Continental Homes
SGS Communities at Battleground, LLC   New Jersey            SGS Communities
SGS Communities at Grand Quay, LLC     New Jersey            SGS Communities
Surprise Village North, LLC            Arizona               Arizona Traditions
Travis County Title Company            Texas

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